Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Feb. 5, 2008	MEDIA CONTACT	Mark Craft
	Phone:	(704) 382-7364 or (513) 419-5943
	24-Hour:	(704) 382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	(980) 373-7905

Duke Energy Reports Full-Year and Fourth-Quarter 2007 Results

•	2007 ongoing diluted earnings per share of $1.25 versus $0.99 in 2006; results exceed 2007 employee incentive target of $1.15, based on ongoing diluted earnings per share
•	2007 reported diluted earnings per share of $1.21 versus $1.57 in 2006; 2006 reported results included Spectra Energy, which was spun off in January 2007
•	Company sets 2008 employee incentive target at $1.27, based on ongoing diluted earnings per share

CHARLOTTE, N.C. – Duke Energy today reported ongoing diluted earnings per share (EPS) for 2007, which excludes special items and discontinued operations, of $1.25, compared to $0.99 in 2006.

The higher annual ongoing results reflect improved performance by the company’s core businesses and a full year of results from the former Cinergy assets, compared to only 9 months in 2006. Major drivers included favorable weather and increased wholesale volumes in U.S. Franchised Electric and Gas (USFE&G); favorable timing of recoveries of fuel and purchased power costs in Commercial Power; and favorable pricing in Latin America for Duke Energy International (DEI). These results were offset primarily by higher operation and maintenance costs in USFE&G and Commercial Power, and lower results at Crescent Resources.

The company reported 2007 diluted EPS of $1.21 or $1,528 million in net income, substantially all from continuing operations. This compares to $1.57 of reported diluted EPS in 2006, or $1,863 million in net income, which includes $0.91 of EPS from continuing operations and $0.66 of EPS from discontinued operations (primarily the natural gas operations that were spun off in January 2007 to become Spectra Energy).

“We had a strong year. I’m extremely proud of our employees and their many accomplishments,” said James E. Rogers, Duke Energy chairman, president and CEO. “We had great financial results and excellent operations and made significant progress on our legislative and regulatory initiatives.”

For fourth quarter 2007, ongoing diluted EPS was $0.27, compared to $0.23 for fourth quarter 2006. The higher quarterly ongoing results reflect improved performance by all of the company’s business segments.

Reported EPS for fourth quarter 2007 was $0.21, compared to $0.31 for fourth quarter 2006.

Special items affecting Duke Energy’s diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2007 EPS Impact	4Q2006 EPS Impact
Fourth-quarter 2007
• Costs to Achieve, Cinergy Merger	$(16)	$5	$(0.01)	—
• Settlement Reserve Adjustment	$25	$(9)	$0.01	—

Fourth-quarter 2006
• Settlement Reserves	$(165)	$58	—	$(0.08)
• Adjustment to Impairment of Campeche Investment	$5	—	—	—
• Costs to Achieve, Cinergy Merger	$(31)	$11	—	$(0.02)
• Tax Adjustments	—	$27	—	$0.02
Total diluted EPS impact			—	$(0.08)

Reconciliation of reported to ongoing diluted EPS for the quarters:

	4Q2007 EPS	4Q2006 EPS
Diluted EPS from continuing operations, as reported	$0.27	$0.15
Diluted EPS from discontinued operations, as reported	$(0.06)	$0.16
Diluted EPS, as reported	$0.21	$0.31
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	$0.06	$(0.16)
• Diluted EPS impact of special items	—	$0.08
Diluted EPS, ongoing	$0.27	$0.23

Reconciliation of reported to ongoing diluted EPS for the annual periods:

	2007 EPS	2006 EPS
Diluted EPS from continuing operations, as reported	$1.22	$0.91
Diluted EPS from discontinued operations, as reported	$(0.01)	$0.66
Diluted EPS, as reported	$1.21	$1.57
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	$0.01	$(0.66)
• Diluted EPS impact of special items	$0.03	$0.08
Diluted EPS, ongoing	$1.25	$0.99

BUSINESS UNIT RESULTS

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported fourth-quarter 2007 segment EBIT from continuing operations of $519 million, compared to $423 million in the prior year. The EBIT increase over the previous year’s quarter was primarily driven by the substantial completion of rate credits related to the Cinergy merger, decreased clean air amortization, favorable weather, retail rate increases in the Midwest, and additional long-term wholesale contracts.

These increases were partially offset by higher operation and maintenance costs related to employee incentives and increased plant maintenance, as well as a charge to write-off certain of the GridSouth costs as required by the North Carolina Utilities Commission order related to the North Carolina 2007 base rate case.

Full-year 2007 segment EBIT from continuing operations for USFE&G was $2,305 million in 2007, compared to $1,811 million in 2006.

Commercial Power

Commercial Power reported fourth-quarter 2007 segment EBIT from continuing operations of $38 million, compared to a $19 million loss in the fourth quarter 2006.

Commercial Power’s improved results for the quarter were due primarily to a reduction in net purchase accounting charges associated with the Cinergy merger, favorable timing of recoveries of fuel and purchased power costs, and improved mark-to-market results from economic hedges due to increasing coal prices. The Midwest gas-fired assets continued to deliver improved results due to increased generation and higher capacity revenues.

The contribution was partially offset by higher expenses from increased plant maintenance in the quarter.

Results for the synfuel operations are now presented in discontinued operations following the wind down of those operations at the end of 2007.

Full-year 2007 segment EBIT from continuing operations for Commercial Power was $278 million in 2007, compared to segment EBIT of $47 million in 2006.

Duke Energy International (DEI)

DEI reported fourth-quarter 2007 segment EBIT from continuing operations of $105 million, compared to a segment EBIT loss of $15 million in the fourth quarter 2006. DEI’s improved results were driven primarily by the absence of a $100 million provision for LNG litigation from the prior year, as well as higher margins at National Methanol, partially offset by less favorable hydrology in Argentina.

Full-year 2007 segment EBIT from continuing operations for DEI was $388 million in 2007, compared to segment EBIT of $163 million in 2006.

Crescent Resources

Crescent Resources reported fourth-quarter 2007 segment EBIT from continuing operations of $32 million, compared to $17 million in the previous year’s quarter.

The higher results for the quarter were due to increased legacy land sales and a gain on the sale of the Piedmont Town Center in Charlotte, N.C. These increased results were partially offset by impairment losses on certain residential developments.

Full-year 2007 segment EBIT from continuing operations for Crescent Resources was $61 million in 2007, compared with $532 million in 2006. The lower current year results reflect the September 2006 change from 100 percent ownership to an effective 50-50 joint venture. The 2006 results also reflect a $246 million gain on the creation of the joint venture.

Other

Other primarily includes costs associated with corporate governance, merger costs-to-achieve and Duke Energy’s captive insurance company.

Other reported a fourth-quarter 2007 net expense from continuing operations of $83 million, compared to $182 million in the prior year’s quarter. The reduction was primarily related to reserves for contract settlement negotiations.

The full-year 2007 net expense from continuing operations for Other was $277 million in 2007, compared with a $537 million net expense from continuing operations in 2006.

Discontinued Operations

In fourth quarter 2007, Discontinued Operations had an after-tax loss of $70 million, compared to fourth quarter 2006 after-tax income of $195 million. The variance is primarily due to the presentation of the fourth quarter 2006 results for the natural gas businesses spun off in January 2007 as discontinued operations.

Discontinued Operations had an after-tax loss of $22 million for the full year 2007, compared with after-tax income of $783 million in 2006.

INTEREST EXPENSE

Interest expense from continuing operations was $186 million for the fourth quarter 2007, compared to $163 million for the fourth quarter 2006. The increase is primarily due to higher interest expense related to DEI.

Interest expense from continuing operations was $685 million for the full year 2007, compared to $632 million for the full year 2006.

INCOME TAX

Income tax expense from continuing operations was $133 million for the fourth quarter 2007, compared to income tax benefit from continuing operations of $28 million for the fourth quarter 2006. The increase reflects higher pre-tax income from continuing operations in the fourth quarter 2007, as well as the effect of certain favorable income tax items recorded in the fourth quarter 2006. The tax benefit in fourth quarter 2006 was primarily due to favorable tax settlements, tax benefits related to the impairment of the investment in Bolivia, and the reversal of previously recognized taxes related to dividends on foreign operations.

Income tax expense from continuing operations was $728 million for the full year 2007, compared to $450 million for the full year 2006. Pre-tax income from continuing operations increased $748 million for the full year 2007, compared with the full year 2006. In addition, the effective tax rate for the full year 2007 was approximately 32 percent, an increase from approximately 29 percent for the full year 2006. The lower tax rate in 2006 reflects the favorable tax matters for the fourth quarter 2006 discussed above.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and nonoperating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the impact of special items, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time, as the company is unable to forecast special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Crescent Resources) and Other net expenses, including diluted-EPS-equivalent amounts, as a measure of historical and anticipated future segment and other performance. When used for future periods, ongoing segment EBIT and Other net expenses may also include any amounts that may be reported as discontinued operations. Ongoing segment EBIT and Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items. Management believes that the presentation of ongoing segment EBIT and Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment EBIT or Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment EBIT or Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items or any amounts that may be reported as discontinued operations for future periods.

Duke Energy, one of the largest electric power companies in the United States, supplies and delivers energy to approximately 4 million U.S. customers. The company has approximately 36,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site, or by dialing 877-719-9788 in the United States or 719-325-4762 outside the United States. The confirmation code is 4012588. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Feb. 15, 2008, by dialing 888-203-1112 with a confirmation code of 4012588. The international replay number is 719-457-0820, confirmation code 4012588. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on Duke Energy’s investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap-reconciliation.asp.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

DECEMBER 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share amounts and where noted)	2007	2006	2007 (a)	2006 (a)
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.27	$0.15	$1.23	$0.92
Diluted	$0.27	$0.15	$1.22	$0.91
(Loss) Earnings per Share (from discontinued operations)
Basic	$(0.06)	$0.16	$(0.02)	$0.67
Diluted	$(0.06)	$0.16	$(0.01)	$0.66
Earnings Per Share
Basic	$0.21	$0.31	$1.21	$1.59
Diluted	$0.21	$0.31	$1.21	$1.57
Dividends Per Share	$0.22	$0.32	$0.86	$1.26
Weighted-Average Shares Outstanding
Basic	1,262	1,256	1,260	1,170
Diluted	1,266	1,265	1,266	1,188
INCOME
Operating Revenues	$3,031	$2,822	$12,720	$10,607

Total Reportable Segment EBIT	694	406	3,032	2,553
Other EBIT	(83)	(182)	(277)	(537)
Interest Expense	(186)	(163)	(685)	(632)
Interest Income and Other (b)	49	103	208	146
Income Tax Expense from Continuing Operations	(133)	28	(728)	(450)
(Loss) Income from Discontinued Operations, net of tax	(70)	195	(22)	783

Net Income	$271	$387	$1,528	$1,863

CAPITALIZATION
Total Common Equity			64%	55%
Minority Interests			1%	2%
Total Debt			35%	43%
Total Debt			$11,766	$20,173
Book Value Per Share			$16.81	$20.77
Actual Shares Outstanding			1,262	1,257
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$773	$924	$2,613	$2,381
Natural Gas Transmission	—	287	—	790
Commercial Power	119	59	442	209
International Energy	42	15	74	58
Crescent (c)	—	—	—	507
Other	49	13	153	131

Total Capital and Investment Expenditures	$983	$1,298	$3,282	$4,076

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$519	$423	$2,305	$1,811
Commercial Power	38	(19)	278	47
International Energy	105	(15)	388	163
Crescent	32	17	61	532

Total reportable segment EBIT	694	406	3,032	2,553
Other EBIT	(83)	(182)	(277)	(537)
Interest Expense	(186)	(163)	(685)	(632)
Interest Income and Other (b)	49	103	208	146

Consolidated income from continuing operations before income taxes	$474	$164	$2,278	$1,530

(a)	Results of legacy Cinergy operations are included in Duke Energy’s results of operations from April 1, 2006 and thereafter. Additionally, on January 2, 2007, Duke Energy completed the spin-off of its natural gas businesses to shareholders and, accordingly, prior period results of the natural gas businesses, including Duke Energy’s 50% ownership interest in DCP Midstream (formerly DEFS), are reflected in discontinued operations. On September 7, 2006, Duke Energy deconsolidated Crescent and subsequently accounts for its investment in Crescent using the equity method of accounting. Results of operations for the three and twelve months ended December 31, 2007 include Duke Energy’s 50% equity in earnings of Crescent. Crescent was a wholly owned subsidiary of Duke Energy until September 7, 2006.
(b)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(c)	Amounts include capital expenditures for residential real estate included in operating cash flows of $322 million for the period from January 1, 2006 through the date of deconsolidation (September 7, 2006).

Note: Certain prior period amounts have been reclassified due to discontinued operations.

DECEMBER 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except where noted)	2007	2006	2007	2006
U.S. FRANCHISED ELECTRIC AND GAS (a)
Operating Revenues	$2,336	$2,194	$9,740	$8,098
Operating Expenses	1,836	1,776	7,488	6,319
(Losses) Gains on Sales of Other Assets and Other, net	—	(1)	—	—
Other Income and Expenses, net	19	6	53	32

EBIT	$519	$423	$2,305	$1,811

Depreciation and Amortization	$320	$327	$1,437	$1,280
Duke Energy Carolinas GWh sales	20,394	19,368	86,604	82,652
Duke Energy Midwest GWh sales	15,532	14,761	64,570	46,069
Net Proportional MW Capacity in Operation			27,586	27,590
COMMERCIAL POWER (a)(b)
Operating Revenues	$407	$388	$1,881	$1,331
Operating Expenses	376	403	1,618	1,292
(Losses) Gains on Sales of Other Assets and Other, net	4	(15)	(7)	(29)
Other Income and Expenses, net	3	11	22	37

EBIT	$38	$(19)	$278	$47

Depreciation and Amortization	$42	$41	$169	$140
Actual Plant Production, GWh	5,474	5,661	23,702	17,640
Net Proportional MW Capacity in Operation			8,020	8,100
INTERNATIONAL ENERGY
Operating Revenues	$278	$238	$1,060	$943
Operating Expenses	215	269	776	838
(Losses) Gains on Sales of Other Assets and Other, net	—	—	—	(1)
Other Income and Expenses, net	45	20	114	76
Minority Interest Expense	3	4	10	17

EBIT	$105	$(15)	$388	$163

Depreciation and Amortization	$21	$20	$79	$73
Sales, GWh	4,273	4,527	17,127	18,501
Proportional MW Capacity in Operation			3,968	3,922
CRESCENT (c)
Operating Revenues	$—	$—	$—	$221
Operating Expenses	—	2	—	160
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	—	—	201
(Losses) Gains on Sales of Other Assets and Other, net	—	—	—	246
Other Income and Expenses, net	—	—	—	14
Equity in Earnings of Unconsolidated Affiliates	32	19	61	15
Minority Interest Expense	—	—	—	5

EBIT	$32	$17	$61	$532

Depreciation and Amortization	$—	$—	$—	$1
OTHER (a)
Operating Revenues	$36	$35	$167	$140
Operating Expenses	129	225	446	707
(Losses) Gains on Sales of Other Assets and Other, net	1	8	2	8
Other Income and Expenses, net	11	(4)	(1)	13
Minority Interest Expense	2	(4)	(1)	(9)

EBIT	$(83)	$(182)	$(277)	$(537)

Depreciation and Amortization	$18	$13	$61	$51
(a)	Includes the results of operations for legacy Cinergy from April 1, 2006 and thereafter.
(b)	Excludes the results of synfuel operations, which have been reclassified to discontinued operations for all periods.
(c)	Crescent results for the three and twelve months ended December 31, 2007 and the three months ended December 31, 2006 represent Duke Energy’s 50% equity in earnings for its investment in Crescent. For the twelve months ended December 31, 2006, Crescent results reflect Duke Energy’s 100% ownership up through September 7, 2006 and Duke Energy’s 50% equity in earnings for its investment in Crescent subsequent to September 7, 2006.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Year Ended December 31,
	2007	2006
Operating Revenues	$12,720	$10,607
Operating Expenses	10,201	9,210
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	201
(Losses) Gains on Sales of Other Assets and Other, net	(5)	223

Operating Income	2,514	1,821

Other Income and Expenses, net	451	354
Interest Expense	685	632
Minority Interest Expense	2	13

Income From Continuing Operations Before Income Taxes	2,278	1,530
Income Tax Expense from Continuing Operations	728	450

Income From Continuing Operations	1,550	1,080
(Loss) Income From Discontinued Operations, net of tax	(22)	783

Net Income	$1,528	$1,863

Common Stock Data
Weighted-average shares outstanding
Basic	1,260	1,170
Diluted	1,266	1,188
Earnings per share (from continuing operations)
Basic	$1.23	$0.92
Diluted	$1.22	$0.91
(Loss) earnings per share (from discontinued operations)
Basic	$(0.02)	$0.67
Diluted	$(0.01)	$0.66
Earnings per share
Basic	$1.21	$1.59
Diluted	$1.21	$1.57
Dividends per share	$0.86	$1.26

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31,
	2007	2006
ASSETS
Current Assets	$4,918	$7,047
Investments and Other Assets	11,231	16,074
Net Property, Plant and Equipment	31,110	41,447
Regulatory Assets and Deferred Debits	2,460	4,132

Total Assets	$49,719	$68,700

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$5,686	$6,613
Long-term Debt	9,498	18,118
Deferred Credits and Other Liabilities	13,127	17,062
Minority Interests	181	805
Common Stockholders’ Equity	21,227	26,102

Total Liabilities and Common Stockholders’ Equity	$49,719	$68,700

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,528	$1,863
Adjustments to reconcile net income to net cash provided by operating activities	1,625	1,885

Net cash provided by operating activities	3,153	3,748

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,096)	(1,328)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(1,327)	(1,961)

Changes in cash and cash equivalents included in assets held for sale	—	(22)

Net (decrease) increase in cash and cash equivalents	(270)	437
Cash and cash equivalents at beginning of period	948	511

Cash and cash equivalents at end of period	$678	$948

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter-to-Date Ended December 31,			Year-to-Date Ended December 31,
	2007	2006	% Inc.(Dec.)	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	5,795	5,398	7.4%	26,782	25,147	6.5%
General Service	6,460	6,025	7.2%	26,977	25,585	5.4%

Industrial – Textile	1,259	1,329	(5.3%)	5,224	5,791	(9.8%)
Industrial – Other	4,573	4,500	1.6%	18,605	18,605	0.0%

Total Industrial	5,832	5,829	0.1%	23,829	24,396	(2.3%)

Other Energy Sales	69	67	3.0%	275	269	2.5%
Regular Resale	411	366	12.3%	1,653	1,557	6.2%

Total Regular Sales Billed	18,567	17,685	5.0%	79,516	76,954	3.3%

Special Sales (A)	1,613	925	74.4%	5,858	4,406	32.9%

Total Electric Sales	20,180	18,610	8.4%	85,374	81,360	4.9%

Unbilled Sales	(125)	407	(130.8%)	(105)	(31)	(242.0%)

Total Electric Sales – Carolinas	20,055	19,017	5.5%	85,269	81,329	4.8%

Nantahala Electric Sales	339	351	(3.5%)	1,335	1,323	0.9%

Total Consolidated Electric Sales – Carolinas	20,394	19,368	5.3%	86,604	82,652	4.8%

Average Number of Customers
Residential	1,929,159	1,891,472	2.0%	1,916,407	1,876,946	2.1%
General Service	323,299	318,764	1.4%	321,763	316,853	1.5%

Industrial – Textile	699	740	(5.5%)	717	755	(5.0%)
Industrial – Other	6,546	6,584	(0.6%)	6,524	6,609	(1.3%)

Total Industrial	7,245	7,324	(1.1%)	7,241	7,364	(1.7%)

Other Energy Sales	13,540	13,222	2.4%	13,420	13,142	2.1%
Regular Resale	15	15	0.0%	15	15	0.0%

Total Regular Sales	2,273,258	2,230,797	1.9%	2,258,846	2,214,320	2.0%

Special Sales (A)	35	27	29.6%	34	28	21.4%

Total Electric Sales – Carolinas	2,273,293	2,230,824	1.9%	2,258,880	2,214,348	2.0%

Nantahala Electric Sales	71,922	70,601	1.9%	71,425	69,974	2.1%

Total Avg Number of Customers – Carolinas	2,345,215	2,301,425	1.9%	2,330,305	2,284,322	2.0%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,024	1,161	(11.8%)	2,886	2,906	(0.7%)
Cooling Degree Days	117	17	569.4%	1,857	1,457	27.5%

Variance from Normal
Heating Degree Days	(19.7%)	(7.8%)	n/a	(11.7%)	(8.9%)	n/a
Cooling Degree Days	224.6%	(47.1%)	n/a	26.9%	0.4%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter-to-Date Ended December 31,			Year-to-Date Ended December 31,
	2007	2006	% Inc.(Dec.)	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	4,184	3,930	6.5%	18,699	17,352	7.8%
General Service	4,532	4,252	6.6%	18,619	17,563	6.0%
Industrial	4,511	4,489	0.5%	18,215	18,391	(1.0%)
Other Energy Sales	44	43	2.3%	175	177	(1.1%)

Total Regular Electric Sales Billed	13,271	12,714	4.4%	55,708	53,483	4.2%
Special Sales	2,230	1,898	17.5%	8,793	7,200	22.1%

Total Electric Sales Billed – Midwest	15,501	14,612	6.1%	64,501	60,683	6.3%
Unbilled Sales	31	149	(79.2%)	69	(17)	505.9%

Total Electric Sales – Midwest	15,532	14,761	5.2%	64,570	60,666	6.4%

Average Number of Customers
Residential	1,405,554	1,395,589	0.7%	1,401,218	1,390,112	0.8%
General Service	184,412	182,800	0.9%	183,712	182,149	0.9%
Industrial	5,626	5,721	(1.7%)	5,652	5,751	(1.7%)
Other Energy	3,908	3,676	6.3%	3,818	3,552	7.5%

Total Regular Sales	1,599,500	1,587,786	0.7%	1,594,400	1,581,564	0.8%
Special Sales	35	30	16.7%	33	29	13.8%

Total Avg Number Electric Customers – Midwest	1,599,535	1,587,816	0.7%	1,594,433	1,581,593	0.8%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	1,304	1,267	2.9%	3,782	3,304	14.5%
Cooling Degree Days	83	17	388.2%	1,550	1,028	50.8%

Variance from Normal
Heating Degree Days	(6.0%)	(11.3%)	n/a	2.2%	(13.9%)	n/a
Cooling Degree Days	361.1%	21.4%	n/a	49.2%	1.6%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2006 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Settlement Reserves		Adjustment to Impairment of Campeche Investment		Costs to Achieve, Cinergy Merger		Tax Adjustments		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$423	$—		$—		$—		$—		$—		$—	$423
Commercial Power	(19)	—		—		—		—		—		—	(19)
International Energy	80	(100	) A	5	A	—		—		—		(95)	(15)
Crescent	17	—		—		—		—		—		—	17

Total reportable segment EBIT	501	(100)		5		—		—		—		(95)	406
Other	(86)	(65	) A	—		(31	) A	—		—		(96)	(182)

Total reportable segment EBIT and other EBIT	$415	$(165)		$5		$(31)		$—		$—		$(191)	$224

Interest Expense	(163)	—		—		—		—		—		—	(163)
Interest Income and Other	103	—		—		—		—		—		—	103
Income Taxes from Continuing Operations	(68)	58		—		11		27	B	—		96	28
Discontinued Operations, net of taxes	—	—		—		—		—		195	C	195	195

Net Income	$287	$(107)		$5		$(20)		$27		$195		$100	$387

EARNINGS PER SHARE, BASIC	$0.23	$(0.08)		$—		$(0.02)		$0.02		$0.16		$0.08	$0.31

EARNINGS PER SHARE, DILUTED	$0.23	$(0.08)		$—		$(0.02)		$0.02		$0.16		$0.08	$0.31

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Primarily the income tax benefit related to a $28 million pre-tax charge for the impairment of Bolivia investment. The pre-tax impairment charge was reclassified to discontinued operations; however, GAAP requires the income tax benefit to remain in continuing operations.

C – Primarily amounts reclassified to discontinued operations due to the January 2007 spin-off of Spectra Energy. Recorded in (Loss) Income From

Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,256
Diluted	1,265

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2006 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Settlement Reserves		Gain on Sale of Interest in Crescent		Impairment of Campeche Investment		Costs to Achieve, Cinergy Merger		Tax Adjustments		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,811	$—		$—		$—		$—		$—		$—		$—	$1,811
Commercial Power	47	—		—		—		—		—		—		—	47
International Energy	313	(100	) A	—		(50	) C	—		—		—		(150)	163
Crescent	286	—		246	B	—		—		—		—		246	532

Total reportable segment EBIT	2,457	(100)		246		(50)		—		—		—		96	2,553
Other	(344)	(65	) A	—		—		(128	) A	—		—		(193)	(537)

Total reportable segment EBIT and other EBIT	$2,113	$(165)		$246		$(50)		$(128)		$—		$—		$(97)	$2,016
Interest Expense	(632)	—		—		—		—		—		—		—	(632)
Interest Income and Other	146	—		—		—		—		—		—		—	146
Income Taxes from Continuing Operations	(456)	58		(124)		—		45		27	D	—		6	(450)
Discontinued Operations, net of taxes	—	—		—		—		—		—		783	E	783	783

Net Income	$1,171	$(107)		$122		$(50)		$(83)		$27		$783		$692	$1,863

EARNINGS PER SHARE, BASIC	$1.00	$(0.09)		$0.10		$(0.04)		$(0.07)		$0.02		$0.67		$0.59	$1.59

EARNINGS PER SHARE, DILUTED	$0.99	$(0.09)		$0.10		$(0.04)		$(0.07)		$0.02		$0.66		$0.58	$1.57

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in (Losses) Gains on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

C – $33 million recorded in Operation, maintenance and other (Operating Expenses) and $17 million recorded in Losses on sales and impairments of equity investments (Other Income and Expenses, net) on the Consolidated Statements of Operations.

D – Primarily the income tax benefit related to a $28 million pre-tax charge for the impairment of Bolivia investment. The pre-tax impairment charge was reclassified to discontinued operations; however, GAAP requires the income tax benefit to remain in continuing operations.

E – Primarily amounts reclassified to discontinued operations due to the January 2007 spin-off of Spectra Energy, net of amount for DENA. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,170
Diluted	1,188

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2007 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve, Cinergy Merger		Settlement Reserve Adjustment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$519	$—		$—		$—		$—	$519
Commercial Power	38	—		—		—		—	38
International Energy	105	—		—		—		—	105
Crescent	32	—		—		—		—	32

Total reportable segment EBIT	694	—		—		—		—	694
Other	(92)	(16	) A	25	A	—		9	(83)

Total reportable segment and Other EBIT	$602	$(16)		$25		$—		$9	$611

Interest Expense	(186)	—		—		—		—	(186)
Interest Income and Other	49	—		—		—		—	49
Income Taxes from Continuing Operations	(129)	5		(9)		—		(4)	(133)
Discontinued Operations, net of taxes	—	—		—		(70	) B	(70)	(70)

Net Income	$336	$(11)		$16		$(70)		$(65)	$271

EARNINGS PER SHARE, BASIC	$0.27	$(0.01)		$0.01		$(0.06)		$(0.06)	$0.21

EARNINGS PER SHARE, DILUTED	$0.27	$(0.01)		$0.01		$(0.06)		$(0.06)	$0.21

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,262
Diluted	1,266

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2007 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		IT Severance Costs		Settlement Reserve Adjustment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$2,305	$—		$—		$—		$—		$—		$—	$2,305
Commercial Power	278	—		—		—		—		—		—	278
International Energy	388	—		—		—		—		—		—	388
Crescent	61	—		—		—		—		—		—	61

Total reportable segment EBIT	3,032	—		—		—		—		—		—	3,032
Other	(235)	(21	) B	(54	) A	(12	) A	45	A	—		(42)	(277)

Total reportable segment and Other EBIT	$2,797	$(21)		$(54)		$(12)		$45		$—		$(42)	$2,755
Interest Expense	(685)	—		—		—		—		—		—	(685)
Interest Income and Other	208	—		—		—		—		—		—	208
Income Taxes from Continuing Operations	(735)	—		19		4		(16)		—		7	(728)
Discontinued Operations, net of taxes	—	—		—		—		—		(22	) C	(22)	(22)

Net Income	$1,585	$(21)		$(35)		$(8)		$29		$(22)		$(57)	$1,528

EARNINGS PER SHARE, BASIC	$1.26	$(0.02)		$(0.03)		$—		$0.02		$(0.02)		$(0.05)	$1.21

EARNINGS PER SHARE, DILUTED	$1.25	$(0.02)		$(0.03)		$—		$0.02		$(0.01)		$(0.04)	$1.21

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in Other income and expenses, net (Other Income and Expenses, net) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,260
Diluted	1,266